UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 5, 2012

Furmanite Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-05083	74-1191271
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2435 N. Central Expressway, Richardson, Texas		75080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 972-699-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 5, 2012 (the “Closing Date”), Furmanite Corporation’s (the “Registrant”) wholly owned subsidiary, Furmanite Worldwide, Inc. (the “Company”), and certain foreign subsidiaries of the Company (the “Designated Borrowers”) entered into a Credit Agreement dated as of March 5, 2012 with a syndicate of banks (collectively, the “Lenders”) led by JP Morgan Chase, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (the “Credit Agreement”).

The Credit Agreement, which matures on February 28, 2017, provides a revolving credit facility of up to $75.0 million to the Company and the Designated Borrowers. A portion of the amount available under the Credit Agreement (not in excess of $20.0 million) is available for the issuance of letters of credit. In addition, a portion of the amount available under the Credit Agreement (not in excess of $7.5 million in the aggregate) is available for swing line loans to the Company. The loans under the Credit Agreement to any one of the Foreign Subsidiary Designated Borrowers may not exceed $50.0 million in the aggregate.

As of the Closing Date there was an aggregate principal amount of approximately $30.0 million outstanding under the Previous Loan Agreement (as defined below) described in Item 1.02 below. The proceeds from the initial borrowing under the Credit Agreement were used to pay the amounts outstanding under the Previous Loan Agreement.

Borrowings under the Credit Agreement bear interest at variable rates (based on the prime rate, federal funds rate or Eurocurrency rate, at the option of the borrower, including a margin above such rates, and subject to an adjustment based on a calculated Funded Debt to EBITDA ratio (as defined in the Credit Agreement)). The Credit Agreement contains a commitment fee, which ranges from 0.25% to 0.30% based on the Funded Debt to EBITDA ratio. EBTIDA is net income plus interest, income taxes, depreciation and amortization, and other non-cash expenses minus income tax credits and non-cash items increasing net income as defined in the Credit Agreement.

All obligations under the Credit Agreement are guaranteed by the Company and certain of its subsidiaries under a Guaranty and Collateral Agreement (as defined below), and are secured by a first priority lien on the Company’s and certain of its subsidiaries’ assets.

The Registrant has granted a security interest in its stock of the Company as collateral security for the Lenders under a separate Parent Pledge Agreement, but is not a party to the Credit Agreement. The Parent Pledge Agreement is filed as Exhibit 10.3 to this Current Report on Form 8-K.

All obligations of the Company and the Designated Borrowers under the Credit Agreement are guaranteed by the Company and all Material Subsidiaries of the Company (as defined below) under a Guaranty and Collateral Agreement, dated as of March 5, 2012, executed and delivered by the Company and the Material Subsidiaries of the Company in connection with the Credit Agreement; provided, however, foreign subsidiaries of the Company do not guarantee any obligations of the Company or any subsidiary of the Company that is not a foreign subsidiary of the Company. All obligations of the Company, the Designated Borrowers and the Material Subsidiaries of the Company under the Credit Agreement, the Guaranty and Collateral Agreement and the other collateral documents executed and delivered by the Company and the Material Subsidiaries of the Company in connection with the Credit Agreement are secured by a first priority lien on (1) all assets of the Company and the Material Subsidiaries of the Company organized under the laws of the United States, the United Kingdom, The Netherlands and Australia and (2) all shares of the Material Subsidiaries of the Company organized under the laws of the United States, the United Kingdom and Australia and all shares of Furmanite Holding B.V., a subsidiary of the Company organized under the laws of the Netherlands; provided, however, no more than 66% of the voting stock of any foreign subsidiary of the Company is pledged to secure any obligations of the Company or any subsidiary of the Company that is not a foreign subsidiary of the Company; and provided, further, no voting stock of any foreign subsidiary of the Company that is directly or indirectly a subsidiary of Furmanite Holding B.V. is pledged to secure any obligations of the Company or any subsidiary of the Company that is not a foreign subsidiary of the Company. A Material Subsidiary of the Company is (a) any subsidiary of the Company organized under the laws of the United States, (b) any subsidiary of the Company organized under the laws of the United Kingdom or Australia, (c) Furmanite Holding B.V., a subsidiary of the Company organized under the laws of the Netherlands and (d) any other foreign subsidiary of the Company whose (i) consolidated assets constituted 5% (7.5% for foreign subsidiary organized under the Laws of France or Norway) or more of the consolidated assets of the Company and its subsidiaries as of the end of the most recently ended fiscal quarter of the Company or (ii) consolidated gross revenues constituted 5% (7.5% for foreign subsidiary organized under the Laws of France or Norway) or more of the consolidated gross revenues of the Company and its subsidiaries for the most recently ended four fiscal quarter period of the Company.

The Credit Agreement contains negative covenants that generally limit the Company’s ability to, among others:

- incur additional indebtedness, guarantees or other contingent obligations;

- incur liens or other encumbrances;

- change the nature of its business;

- merge or consolidate; and

- make investments or acquisitions unless it meets certain requirements.

The Credit Agreement includes financial covenants, which, among others, require that the Company maintain: (i) a Funded Debt to EBITDA ratio of no more than 2.75 to 1.00 as of the last day of each fiscal quarter, measured on a trailing four-quarters basis, (ii) a Fixed Charge Coverage Ratio (as defined in the Credit Agreement) of at least 1.25 to 1.00, defined as EBITDA minus capital expenditures / interest plus cash taxes plus scheduled payments of debt plus Restricted Payments made (i.e. all dividends, distributions and other payments in respect of capital stock, sinking funds or similar deposits on account thereof or other returns of capital, redemption or repurchases of equity interests, and any payments to Parent or its subsidiaries (other than the Company and its Subsidiaries)), and (iii) a minimum asset coverage of at least 1.50 to 1.00, defined as cash plus net accounts receivable plus net inventory plus net property, plant and equipment of the Company and its Material Subsidiaries that are subject to a first priority perfected lien in favor of the Administrative Agent and the Lenders / Funded Debt.

The Company is also subject to certain other compliance provisions including, but not limited to, restrictions on indebtedness, guarantees, dividends and other contingent obligations and transactions. Events of default under the Credit Agreement include customary events, such as change of control, breach of covenants or breach of representations and warranties.

The descriptions of the Credit Agreement, the Guaranty and Collateral Agreement and the Parent Pledge Agreement set forth above do not purport to be complete and are qualified in their entirety by reference to the Credit Agreement, the Guaranty and Collateral Agreement and the Parent Pledge Agreement filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference

Item 1.02 Termination of a Material Definitive Agreement

In connection with the Credit Agreement described in Item 1.01 above, on March 5, 2012 Furmanite Worldwide, Inc. terminated its then-existing $50.0 million credit facility under the Amended and Restated Loan Agreement, dated July 31, 2009, among Furmanite Worldwide, Inc., the financial institutions from time to time party thereto and Bank of America, N.A., as Agent (the “Previous Loan Agreement”). There were no material circumstances surrounding termination and no material early termination penalties were incurred by the Company.

The description of the Previous Loan Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Previous Loan Agreement filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on August 7, 2009, which is incorporated herein by reference. The information included in Item 1.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 1.02 of this Current Report on Form 8-K

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 10.1	Credit Agreement, dated as of March 5, 2012
Item 10.2	Guaranty and Collateral Agreement, dated as of March 5, 2012
Item 10.3	Parent Pledge Agreement, dated as of March 5, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Furmanite Corporation

Date: March 6, 2012	By:	/s/ ROBERT S. MUFF
Robert S. Muff
Chief Accounting Officer
(Principal Financial and Accounting Officer)